                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CROWN CRAFTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Crown Crafts, Inc., a Georgia corporation (the "Company"), will be held November 11, 1999 at 10:00 a.m. at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, for the following purposes:

          1. To elect two Class I directors for a three-year term of office;

          2. To consider and vote upon a proposal to amend the Company's 1995 Stock Option Plan; and

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Proxy Statement dated October 14, 1999 is attached. Shareholders of record on the books of the Company at the close of business on October 8, 1999 are entitled to notice of and to vote at the meeting.

     We hope you will be able to attend the meeting in person, but if you cannot be present, it is important that you sign, date and promptly return the enclosed proxy in the enclosed postage-paid envelope in order that your vote may be cast at the meeting.

                                          By Order of the Board of Directors

                                          /s/ Roger D. Chittum
                                          Roger D. Chittum
                                          Secretary

October 14, 1999
Atlanta, Georgia

                               CROWN CRAFTS, INC.
                       1600 RIVEREDGE PARKWAY, SUITE 200
                             ATLANTA, GEORGIA 30328

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Crown Crafts, Inc. (the "Company") of proxies from the holders of the Company's outstanding common stock, $1.00 par value per share (the "Common Stock"), to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held November 11, 1999 at 10:00 a.m. at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328, and at any and all adjournments or postponements of the Annual Meeting.

                               PROXY SOLICITATION

     Any shareholder who executes and delivers a proxy has the right to revoke the proxy at any time before it is voted. A proxy may be revoked by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing a proxy bearing a later date, or (iii) attending and voting at the Annual Meeting. Properly executed proxies, timely returned, will be voted in accordance with the choices made by the shareholder with respect to the proposals listed thereon.

     If a choice is not made with respect to any proposal, the proxy will be voted "FOR" the election of directors as described under "PROPOSAL 1 -- ELECTION OF DIRECTORS" below, and "FOR" the approval of the amendment to the 1995 Stock Option Plan as described under "PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION PLAN."

     Directors are elected by a vote of a plurality of the shares of outstanding Common Stock present in person or by proxy at the Annual Meeting. The amendment of the Company's 1995 Stock Option Plan must be approved by the affirmative vote of the holders of a majority of shares of outstanding Common Stock present in person or by proxy at the Annual Meeting.

     Other than the matters set forth herein, management of the Company is not aware of any matters that may come before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy will have the discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, the directors and officers of the Company may solicit proxies on behalf of management by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will authorize banks, brokerage houses and other custodians, nominees or fiduciaries to forward copies of proxy materials to the beneficial owners of shares or to request authority for the execution of the proxies and will reimburse such banks, brokerage houses and other custodians, nominees or fiduciaries for their out-of-pocket expenses incurred in connection therewith. The Notice of the Annual Meeting, this Proxy Statement and the form of proxy were first mailed to shareholders on or about October 14, 1999.

                    VOTING RIGHTS AND PRINCIPAL SHAREHOLDERS

     At the close of business on October 8, 1999, the record date for determining the shareholders entitled to notice of and to vote at the meeting, there were 8,608,843 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote (noncumulative) on all matters presented for shareholder vote. The presence in person or by proxy of the holders of a majority of the outstanding Common Stock constitutes a quorum for the transaction of business.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for any purpose in determining whether a matter has been approved.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of September 30, 1999, by (i) each director of the Company, (ii) the five most highly compensated executive officers, (iii) all officers and directors as a group, and (iv) all persons known to the Company who may be deemed beneficial owners of more than five percent (5%) of such outstanding shares. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. An asterisk indicates beneficial ownership of less than one percent (1%).

                                                                      NUMBER OF SHARES    PERCENTAGE OF
                                                                        BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                    OWNED(1)(2)          SHARES
------------------------------------                                  ----------------    -------------
Michael H. Bernstein+ ++............................................       965,317(3)         11.0%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Philip Bernstein+...................................................       553,545(4)          6.4%
  21126 Escondido Way
  Boca Raton, Florida 33433
E. Randall Chestnut+ ++.............................................        88,445(5)          1.0%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Roger D. Chittum+ ++................................................       136,624(6)          1.6%
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Marvin A. Davis+....................................................         2,000(7)            *
  4501 Parkway Commerce Boulevard
  Orlando, Florida 32808
Paul C. Krum++......................................................        74,586(8)            *
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Joseph L. Mattera++.................................................        15,100(9)            *
  1600 RiverEdge Parkway
  Suite 200
  Atlanta, Georgia 30328
Jane E. Shivers+....................................................         6,170(10)           *
  999 Peachtree Street
  Suite 1850
  Atlanta, Georgia 30309
Alfred M. Swiren+...................................................        15,020(11)           *
  4405 Granada Boulevard
  Coral Gables, Florida 33146
Richard N. Toub+....................................................        45,985(12)           *
  8A Motcomb Street
  London, England SW1X8JU
All Officers and Directors of the Company as a Group (16 persons)...     2,124,571(13)        22.3%

                                                                      NUMBER OF SHARES    PERCENTAGE OF
                                                                        BENEFICIALLY       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                    OWNED(1)(2)          SHARES
------------------------------------                                  ----------------    -------------
Wachovia Bank, N.A. as Trustee for the Crown Crafts, Inc. ..........       925,329(14)        10.7%
  Employee Stock Ownership Plan
  191 Peachtree Street, N.E.
  Atlanta, Georgia 30303-1757
Brinson Partners....................................................       693,800(15)         8.1%
  209 South LaSalle Street
  Chicago, Illinois 60604
Dimensional Fund Advisors, Inc......................................       507,060(16)         5.9%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401

---------------

   + Director of the Company
   ++ Executive Officer of the Company
 (1) Unless otherwise specified in the footnotes, the shareholder has sole voting and dispositive power.
 (2) The number of shares beneficially owned and the computation of percentage of ownership includes options to acquire shares of Common Stock which may be exercised within 60 days of September 30, 1999.
 (3) Includes 449,733 shares of Common Stock owned individually by Mr. Michael
     H. Bernstein. Includes 89,490 shares held by Mr. Bernstein's adult daughter and 142,412 shares held by Mr. Bernstein as custodian or trustee for his minor children, as to all of which he disclaims beneficial ownership. Includes options for 123,336 shares of Common Stock. Includes 77,710 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan and 82,636 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees.
 (4) Includes 279,809 shares of Common Stock owned individually by Mr. Philip Bernstein. Includes 185,000 shares owned by Mr. Bernstein's spouse, as to which he disclaims beneficial ownership. Includes options for 4,167 shares of Common Stock. Includes 1,933 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan and 82,636 held by the Bernstein Family Foundation, a charitable foundation for which Messrs. Michael and Philip Bernstein act as trustees. Mr. Philip Bernstein is the father of Mr. Michael H. Bernstein.
 (5) Includes 5,455 shares of Common Stock owned individually by Mr. Chestnut. Includes options for 82,428 shares of Common Stock. Includes 562 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (6) Includes 500 shares of Common Stock owned individually by Mr. Chittum. Includes options for 135,333 shares of Common Stock. Includes 791 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (7) Mr. Davis owns no shares of Common Stock. Includes options for 2,000 shares of Common Stock.
 (8) Includes 2,280 shares of Common Stock owed individually by Mr. Krum. Includes options for 61,298 shares of Common Stock. Includes 11,008 shares of Common Stock held by the Crown Crafts, Inc. Employee Stock Ownership Plan.
 (9) Includes 100 shares of Common Stock owned individually by Mr. Mattera. Includes options for 15,000 shares of Common Stock.
(10) Includes 170 shares of Common Stock owned individually by Ms. Shivers. Includes options for 6,000 shares of Common Stock.
(11) Includes 5,500 shares of Common Stock owned individually by Mr. Swiren and 3,520 shares held by his spouse for which he disclaims beneficial ownership. Includes options for 6,000 shares of Common Stock.
(12) Includes 37,585 shares of Common Stock owned by Mr. Toub individually and 4,400 shares held by Mr. Toub as custodian for his minor children for which he disclaims beneficial ownership. Includes options for 4,000 shares of Common Stock.
(13) See footnotes 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 above.

(14) Wachovia Bank, N.A. is the owner of record as trustee and has indicated that it has the sole right to dispose of these shares, which are held in accounts for approximately 1,995 participants in the Crown Crafts, Inc. Employee Stock Ownership Plan. Plan participants have the right to vote all shares held in their individual accounts. Shares as to which no voting instructions are received from participants are voted by the Trustee in accordance with instructions received from the Administrative Committee of the Plan. The Committee is comprised of Mr. Chittum and Mr. Dennis Cochran, the Company's Treasurer, both of whom are executive officers of the Company, and Ms. Bonnie Wasdin, the Company's Director of Personnel.
(15) Brinson Partners, Inc. ("Brinson Partners"), a registered investment advisor, is deemed to have beneficial ownership of 693,800 shares of Common Stock, all of which shares are held in accounts managed on a discretionary basis by Brinson Partners. No single account holds more than five percent of the outstanding Common Stock. Brinson Holdings, Inc. ("BHI"), SBC Holdings (USA), Inc. ("SBCUSA") and Swiss Bank Corporation ("SBC") are affiliates of Brinson Partners, and each of them is a "Parent Holding Company" under the Securities Exchange Act of 1934. Each of Brinson Partners, BHI, SBCUSA and SBC disclaims beneficial ownership of all such shares.
(16) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 507,060 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight directors divided into three classes: two in Class I (whose terms expire on the date of the 1999 Annual Meeting), three in Class II (whose terms expire on the date of the 2000 Annual Meeting), and three in Class III (whose terms expire on the date of the 2001 Annual Meeting). Philip Bernstein, who has served as a director and as Chairman of the Board of Directors of the Company since 1968, has resigned as a director and officer of the Company effective on the date of the 1999 Annual Meeting and will not stand for re-election as a Class I director at the 1999 Annual Meeting.

     The resignation of Mr. Bernstein will leave a vacancy on the Board of Directors among the Class I directors, and the Board of Directors has decided, therefore, to reduce the number of directors from eight to seven following Mr. Bernstein's resignation. In accordance with the requirements of Georgia corporate law and the Company's Bylaws, the Board of Directors has determined to divide these seven directors equally, or as nearly equally as possible, among the three classes of directors. In order that there will be two directors in Class I, the Board of Directors has proposed that Michael H. Bernstein (who is currently a Class III director, in which class there are currently three directors), stand for election at the 1999 Annual Meeting to become a Class I director (in which class, after Mr. Philip Bernstein's resignation, there would otherwise be only one director). Provisions of Georgia corporate law provide that a decrease in the size of the Board of Directors shall not shorten an incumbent director's term. Accordingly, should Mr. Michael Bernstein not be elected a Class I director at the 1999 Annual Meeting, an event not now anticipated by the Board of Directors, he would continue as a Class III director of the Company until the 2001 Annual Meeting.

     The proxyholders intend to vote "FOR" the election of the individuals named below unless authority is specifically withheld in the proxy.

     While it is not anticipated, in the event any nominee is not a candidate or is unable to serve as a director at the time of the election, the proxies will be voted for the nominee designated by the present Board of Directors to fill such vacancy.

     The name and age of each of the nominees, his or her principal occupation (including positions and offices with the Company) and the period during which he or she has served as a director are set forth below.

                             NOMINEES FOR DIRECTOR

NOMINEES FOR CLASS I

  FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE 2002 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Michael H. Bernstein....................  56    President and Chief Executive Officer     1976
                                                Director                                  1976
Jane E. Shivers.........................  56    Director                                  1994

                              CONTINUING DIRECTORS

CLASS II

  TERM EXPIRING ON THE DATE OF THE 2000 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
Roger D. Chittum........................  60    Senior Vice President, Law and            1998
                                                Administration and Secretary
                                                Director                                  1992
Marvin A. Davis.........................  61    Director                                  1997
Alfred M. Swiren........................  82    Director                                  1977

CLASS III

  TERM EXPIRING ON THE DATE OF THE 2001 ANNUAL MEETING

NAME                                      AGE   POSITION WITH COMPANY                     SINCE
----                                      ---   ---------------------                     -----
E. Randall Chestnut.....................  52    Executive Vice President                  1998
                                                Director                                  1995
Richard N. Toub.........................  56    Director                                  1986

NOMINEES

     Michael H. Bernstein joined the Company in 1972 in an executive capacity. He has served on the Board of Directors and as President and Chief Executive Officer since 1976.

     Jane E. Shivers was elected to the Board of Directors in November 1994. Since 1985, Ms. Shivers has served as Executive Vice President of Ketchum Public Relations and Director of its Atlanta office.

     A vote of a plurality of the shares of outstanding Common Stock present in person or by proxy at the Annual Meeting will be required to elect the nominees for Directors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

     E. Randall Chestnut joined the Company in January 1995 as Vice President, Corporate Development. He was elected to the Board of Directors in February 1995 and as Executive Vice President of the Company in May 1998. Prior to joining the Company, Mr. Chestnut was President of Beacon Manufacturing Company, a producer of adult and infant blankets, from December 1988 to January 1995. He also served as Vice Chairman of Wiscassett Mills Company, a yarn manufacturer, from 1990 to 1994.

     Richard N. Toub is an American attorney practicing in London, England, as an international lawyer and business advisor. He was elected to the Board of Directors in 1986.

     Roger D. Chittum has served as a director of the Company since 1992. He joined the Company as Vice President, Law and Administration and Secretary in October 1993, and was elected Senior Vice President, Law and Administration and Secretary in September 1998. From 1972 to 1983, Mr. Chittum was an officer of Tosco Corporation and was a principal in the law firm of Rosenberg, Chittum, Mendlin & Hecht and predecessor law firms in Los Angeles, California, from 1984 to 1993.

     Marvin A. Davis has served as a director of the Company since 1997. He has been the Chief Executive Officer of Datamax Corporation, a multinational corporation which manufactures thermal bar code label printers, since February 1997 and its Chairman of the Board since April 1997. Prior to joining Datamax, Mr. Davis was associated with the management consulting firm of Grisanti, Galef and Goldress from 1983 to 1997, serving from 1992 to 1997 as its President. In February 1999 Mr. Davis rejoined Gristanti, Galef and Goldress as non-operating managing partner. Mr. Davis is also a member of the Board of Directors of Z-Axis Corporation, a publicly traded company engaged in the provision of computer and other electronic video services to the legal community.

     Alfred M. Swiren has served as a director of the Company since 1977. He is a practicing attorney and a member of the Florida and Massachusetts bars. Mr. Swiren formerly served as Senior Vice President of Jefferson Stores, Inc., which was then a division of Montgomery Ward located in Miami, Florida.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS

     The Company's Board of Directors met six times during the fiscal year ended March 28, 1999. Each director attended each of the meetings of the Board, except that Mr. Davis did not attend the Board meeting on September 1, 1998 and Mr. Swiren did not attend the Board meeting on November 21, 1998. Each director attended each meeting of the committees of which he or she was a member, except that Mr. Davis did not attend the Compensation Committee meeting on September 1, 1998. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee meets with management and the Company's independent accountants to consider the adequacy of the Company's internal controls and other financial reporting matters. The Committee recommends to the Board the engagement of the Company's independent accountants and reviews their audit procedures and audit results. The Committee currently consists of Marvin A. Davis, Jane E. Shivers, Alfred M. Swiren and Richard N. Toub. The Audit Committee met once during fiscal 1999.

     The Compensation Committee is responsible for establishing annual salary levels, fringe benefits and any special compensation plans or programs for executive officers of the Company. The Committee currently consists of Marvin A. Davis, Alfred M. Swiren and Richard N. Toub. The Compensation Committee met once during fiscal 1999 and also took action by unanimous written consent six times during that same time period.

     The Nominating Committee is responsible for identifying and screening potential candidates for election to the Board of Directors. The Committee currently consists of Michael H. Bernstein, Marvin A. Davis and Jane E. Shivers. The Nominating Committee met once during fiscal 1999.

EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

NAME                                     AGE   POSITION WITH COMPANY
----                                     ---   ---------------------
Peter J. Appleyard (1).................  52    Vice President, Chief Information
                                               Officer
Michael H. Bernstein...................  56    President and Chief Executive Officer
Jeffrey A. Blair (2)...................  41    Vice President, Manufacturing -- Woven
                                                 Division
E. Randall Chestnut....................  52    Executive Vice President
Roger D. Chittum.......................  60    Senior Vice President, Law and
                                                 Administration and Secretary
Dennis G. Cochran (3)..................  52    Treasurer
David S. Fraser (4)....................  61    Vice President, Chief Financial Officer
B. Dennis Jackson (5)..................  48    Vice President, Manufacturing -- Quilted
                                                 Division
Paul C. Krum (6).......................  59    Vice President, Purchasing
Joseph L. Mattera (7)..................  54    Senior Vice President
Lance A. Solaroli (8)..................  60    Vice President, Design and Product
                                                 Development

---------------

(1) Mr. Appleyard joined the Company in February 1998 as Vice President and Chief Information Officer. From September 1994 to February 1998 Mr. Appleyard was Executive Vice President of Executive Solution Providers, Inc., a privately held company providing interim CIO and information technology consulting services. From November 1992 to August 1994 Mr. Appleyard was Vice President, Strategic Planning at The Bibb Company, a publicly traded textile company.
(2) Mr. Blair joined the Company in August 1997 as Vice President,
    Manufacturing -- Woven Division. From March 1995 to May 1997 he was Vice President of Manufacturing for Textile Industry Australia, a privately held textile company based in Sydney, Australia. From July 1987 to March 1995 he was with Pillowtex Corporation (and its predecessor company, Beacon Manufacturing Company), a publicly traded textile company, most recently as Vice President of Manufacturing from April 1994 to March 1995.
(3) Mr. Cochran joined the Company in 1976 and has held a succession of positions with the Company since that time. In September 1999 he was elected Treasurer of the Company. From 1991 to 1999 he was Director of Inventory Management for the Company, and from 1980 to 1991 he was the Controller for the Company.
(4) Mr. Fraser joined the Company in August 1998 as Chief Financial Officer and Vice President. From April 1999 to September 1999 he also served as the Company's Treasurer. Prior to joining the Company, Mr. Fraser was Chief Financial Officer and Treasurer of Graphic Industries, Inc., a publicly traded commercial printing company, from 1994 to 1997. From 1981 to 1994 Mr. Fraser was President of L.S. Brown Co., an Atlanta-based manufacturer of marine parts and accessories.
(5) Mr. Jackson joined the Company in 1991 and has held a succession of positions with the Company since that time. In June 1997 he was elected Vice President, Manufacturing -- Quilted Division. From October 1995 to June 1997 he was Director of Manufacturing for the Company, and from September 1994 to October 1995 he was a Manufacturing Manager for the Company.
(6) Mr. Krum joined the Company in March 1984 as Director of Purchasing and was elected Vice President, Purchasing in August 1994. Prior to joining the Company, Mr. Krum was Director of Purchasing for Pillowtex Corporation, a publicly traded textile company.

(7) Mr. Mattera joined the Company in September 1998 as Senior Vice President. For ten years prior to joining the Company, Mr. Mattera was Executive Vice President of Burlington Industries, Inc., a publicly traded textile company.
(8) Mr. Solaroli joined the Company in February 1976 as Design and Product Development Manager and was elected Vice President, Design and Product Development in August 1994.

     The officers of the Company serve at the pleasure of the Board of Directors.

     Certain information about the business experience of Messrs. Bernstein, Chestnut and Chittum is set forth under "Election of Directors" above.

                             EXECUTIVE COMPENSATION

     The following tables and narrative text discuss the compensation paid during the fiscal year ended March 28, 1999 and the two (2) prior fiscal years to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (with annual salary and bonus in excess of $100,000).

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                                              AWARDS/
                                                      ANNUAL COMPENSATION    SECURITIES
                                                      -------------------    UNDERLYING     ALL OTHER
                                             FISCAL    SALARY     BONUS       OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR      ($)       ($)(1)       (#)(2)          ($)
---------------------------                  ------   --------   --------   ------------   ------------
M. H. Bernstein............................   1999    $300,000   $    -0-      20,000         $5,484(3)
  President and Chief Executive Officer       1998    $300,000   $300,000      20,000         $6,859(3)
                                              1997    $235,000   $    -0-     260,000         $5,156(3)
E. R. Chestnut.............................   1999    $277,000   $    -0-      20,000         $5,565(3)
  Executive Vice President                    1998    $200,000   $ 68,510      20,000         $5,105(3)
                                              1997    $148,000   $ 93,333      75,000         $4,625(3)
R. D. Chittum..............................   1999    $213,000   $ 25,000      20,000         $5,555(3)
  Senior Vice President, Law and              1998    $200,000   $ 68,510      10,000         $5,126(3)
     Administration and Secretary             1997    $148,000   $    -0-     122,000         $4,579(3)
P. C. Krum.................................   1999    $153,000   $    -0-      10,000         $5,456(3)
  Vice President, Purchasing                  1998    $150,000   $ 80,000       6,000         $4,507(3)
                                              1997    $135,000   $  5,000      66,000         $4,129(3)
J. L. Mattera(4)...........................   1999    $129,000   $ 75,000      30,000         $     -0-
  Senior Vice President

---------------

(1) There were no bonus payments made during fiscal 1997 and 1999 under the Company's Executive Incentive Bonus Plan because the Company's earnings in those years were below the minimum level required for payment of bonuses under the Company's Executive Incentive Bonus Plan. In 1999 Mr. Chittum received a $25,000 bonus and Mr. Mattera received a $75,000 one-time signing bonus, both of which were outside the Company's Executive Incentive Bonus Plan. In 1997 Mr. Chestnut received payment of a guaranteed minimum bonus and Mr. Krum received a $5,000 bonus, both of which were outside the Company's Executive Incentive Bonus Plan.
(2) The Long-Term Compensation for fiscal year 1997 includes repriced stock options issued to the named executive officers as follows:

                                                            NUMBER OF SHARES
NAME                                                        UNDERLYING OPTION
----                                                        -----------------
M. H. Bernstein...........................................       210,000
E. R. Chestnut............................................        50,000
R. D. Chittum.............................................        97,000
P. C. Krum................................................        36,000

(3) Represents Company contributions to the Crown Crafts, Inc. Employee Stock Ownership Plan and Company matching contributions to the Crown Crafts, Inc. 401(k) Retirement Savings Plan.
(4) Mr. Mattera joined the Company as an officer in September, 1998 and thus received no compensation from the Company during fiscal 1997 and 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted to the Company's executive officers during the fiscal year ended March 28, 1999, including the potential realizable value of such options at assumed annual rates of stock appreciation of 5% and 10% for the term of the options.

                                                                                             POTENTIAL
                                                                                          REALIZABLE VALUE
                                                   INDIVIDUAL GRANTS(1)                      AT ASSUMED
                                     -------------------------------------------------    ANNUAL RATES OF
                                     NUMBER OF     % OF TOTAL                               STOCK PRICE
                                     SECURITIES     OPTIONS      EXERCISE                 APPRECIATION FOR
                                     UNDERLYING    GRANTED TO     PRICE                    OPTION TERM(2)
                                      OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ------------------
    NAME AND PRINCIPAL POSITION       GRANTED     FISCAL YEAR     SHARE        DATE        5%        10%
    ---------------------------      ----------   ------------   --------   ----------   -------   --------
M. H. Bernstein....................    20,000        4.0%        $8.0625      9-1-03     $44,550   $ 98,445
  President and Chief Executive
     Officer
E. R. Chestnut.....................    20,000        4.0%        $8.0625      9-1-03     $44,550   $ 98,445
  Executive Vice President
R. D. Chittum......................    20,000        4.0%        $8.0625      9-1-03     $44,550   $ 98,445
  Senior Vice President, Law and
     Administration and Secretary
P. C. Krum.........................    10,000        2.0%        $8.0625      9-1-03     $22,275   $ 49,222
  Vice President, Purchasing
J. L. Mattera (3)..................    30,000        5.9%        $8.0625      9-1-03     $66,826   $147,667
  Senior Vice President

---------------

(1) All options granted to the named executive officers were granted pursuant to the Company's 1995 Non-Qualified Stock Option Plan. Each such option vests at a rate of one-third per year commencing on the first anniversary of its date of grant (except that the options granted to Mr. Mattera vest at a rate of one-half per year), and each such option expires on the fifth anniversary of its date of grant. Each such option includes a "limited stock appreciation right" ("LSAR") with respect to an equal number of shares. The option and the LSAR become immediately exercisable upon a change in control of the Company.
(2) The assumed rates of growth are set by the Securities and Exchange Commission for illustration purposes only and are not intended to forecast the future stock prices.
(3) Mr. Mattera joined the Company in September 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information with respect to stock options exercised by the Company's executive officers during the fiscal year ended March 28, 1999, and options held by such officers, whether exercisable or unexercisable, at March 28, 1999.

                                                                            NUMBER OF
                                                                            SECURITIES       VALUE OF
                                                                            UNDERLYING      UNEXERCISED
                                                                           UNEXERCISED     IN-THE-MONEY
                                                                            OPTIONS AT      OPTIONS AT
                                                                            FY-END(#)      FY-END($)(2)
                                             SHARES                       --------------   -------------
                                           ACQUIRED ON       VALUE         EXERCISABLE/    EXERCISABLE/
NAME AND PRINCIPAL POSITION                EXERCISE(#)   REALIZED($)(1)   UNEXERCISABLE    UNEXERCISABLE
---------------------------                -----------   --------------   --------------   -------------
M.H. Bernstein...........................    70,001       $ 705,427(3)    23,333/120,003       $0/$0
E.R. Chestnut............................         0       $         0      44,092/58,336       $0/$0
R.D. Chittum.............................         0       $         0      84,663/67,337       $0/$0
P.C. Krum................................         0       $         0      33,963/36,001       $0/$0
J.L. Mattera(4)..........................         0       $         0           0/30,000       $0/$0

---------------

(1) Realized value is equal to the difference between the market price on the date of exercise and the exercise price which is equal to the closing price on the date of grant.
(2) Value is equal to the difference between the March 28, 1999 closing price of the Common Stock ($5.375) and the exercise price, which is equal to the closing price on the date of grant.
(3) Mr. Bernstein exercised these options in a cashless transaction in which he tendered shares of Common Stock already owned by him to pay the option price for the stock options and related federal income tax. The combined federal and state income taxes paid by Mr. Bernstein in connection with the exercise of these options was $320,142, of which he paid $250,026 by tender of Common Stock already owned by him and $70,116 in cash. As a result of this transaction Mr. Bernstein acquired 22,401 additional shares of Common Stock, all of which shares he still owns. As of September 30, 1999, when the closing price of Common Stock was $3.00 per share, the aggregate value of these additional shares equaled $67,203.
(4) Mr. Mattera joined the Company in September 1998

                        SEVERANCE PROTECTION AGREEMENTS

     The Company entered into a Severance Protection Agreement with each of Messrs. M. Bernstein, Chestnut, Chittum and Krum (each an "Executive") as of September 5, 1998 (the "Severance Agreements"). Each Severance Agreement is effective for an initial term of two (2) years and is automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either the Company or the Executive. Generally, each Severance Agreement provides that if the Executive's employment is terminated within twelve (12) months after a "change of control" (as defined in the Severance Agreement) (i) by the Company other than for "cause" (as defined in the Severance Agreement), or (ii) by the Executive for "good reason" (as defined in the Severance Agreement), the Executive is entitled to a lump sum payment equal to the sum of (a) accrued and unpaid salary, expenses, vacation pay and bonuses,
(b) three (3) times (two (2) times in the case of Mr. Krum) the Executive's annual base salary and bonus and (c) the excess of the actuarial equivalent of retirement benefits to which the Executive would be entitled under the Company's supplemental and other retirement plans had the Executive remained in the employ of the Company for an additional three (3) years (two (2) years in the case of Mr. Krum) of credited service over the actual actuarial equivalent benefits to which the Executive is entitled under such plans. In addition, upon any such termination the Company is obligated (a) to continue, at its expense, for a thirty-six (36) month period (a twenty-four (24) month period in the case of Mr.
Krum) the medical, disability, dental, hospitalization and life insurance benefits enjoyed by the Executive prior to termination, (b) to provide the Executive with outplacement services, reasonable office space and secretarial assistance, and (c) reimburse the Executive for reasonable moving expenses to the extent not paid by a new employer. Also, upon any such termination, the restriction on outstanding stock options and similar incentive awards lapse and such options and awards become immediately vested and exercisable and the Executive has the right to require the Company to purchase for cash any shares of Common Stock purchased by the Executive upon any exercise of such options at a price per share equal to the fair market value thereof. Finally, to the extent that payments under the Severance Agreement would be subject to an excise tax imposed under the Code, the Executive is also entitled to a "gross-up" payment in the amount equal to any such tax.

     The Severance Agreement with Mr. Bernstein also provides that he is entitled to the foregoing compensation and benefits if he elects to terminate his employment for any reason during a 90-day period commencing 180 days after the occurrence of a "change of control." The Severance Agreement with each of Messrs. Chestnut and Chittum provides that requiring such Executive to report to anyone other than Michael H. Bernstein shall constitute "good reason" and such Executive shall be entitled to the foregoing compensation and benefits if his employment is terminated by Mr. Bernstein for any reason during a 90-day period commencing 180 days after the occurrence of a "change of control."

                               PERFORMANCE GRAPH

     Set forth below is a graph which compares the value of $100 invested at the close of trading on the last trading day preceding the first day of the preceding fiscal year, in each of the three investment alternatives:

     - The Company's Common Stock;

     - The S&P 500; and

     - Two specially constructed peer groups consisting of publicly-traded corporations (in each case, including the Company) that are or have been engaged principally in the manufacture and sale of home furnishing textile products.

     The first of the two peer groups (the "Old Peer Group") is a specially constructed group that the Company used prior to this year for comparative purposes. This group included the common stocks of the Company, Fieldcrest Cannon, Inc., Springs Industries, Inc., Thomaston Mills, Inc. and Frenchtex, Inc. Frenchtex, Inc. was excluded from the Old Peer Group for fiscal 1994, 1995 and 1996 because its common stock had ceased to be publicly traded, and Fieldcrest Cannon, Inc. was excluded from the Old Peer Group for fiscal 1998 and 1999 because it was merged into Pillowtex Corporation in December 1997.

     Because of the exclusion of these companies from the Old Peer Group, the Company believes that Peer Group has become less meaningful for comparative purposes. The Company has accordingly adopted a new composite peer group index (the "New Peer Group"), which includes Burlington Industries, Inc., Pillowtex Corporation, Springs Industries, Inc., Thomaston Mills, Inc. and West Point Stevens, Inc. The Company believes that the New Peer Group provides a better basis for performance comparisons than the Old Peer Group. The graph assumes all dividends were reinvested.

                           TOTAL SHAREHOLDERS RETURN
                                INDEXED RETURNS

                                         CROWN CRAFTS, INC.       S&P 500 INDEX          NEW PEER GROUP         OLD PEER GROUP
                                         ------------------       -------------          --------------         --------------
'Mar 94'                                       100.00                 100.00                 100.00                 100.00
'Mar 95'                                        91.32                 115.57                  86.22                  97.22
'Mar 96'                                        51.53                 152.67                 100.42                 104.40
'Mar 97'                                        63.13                 182.93                 123.30                 102.29
'Mar 98'                                       115.89                 270.74                 186.12                 130.91
'Mar 99'                                        28.14                 320.72                 111.57                  61.28

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee of the Board of Directors of the Company sets forth the Committee's compensation policies applicable to the Chief Executive Officer and the other four most highly compensated executive officers as well as other executive officers of the Company, including the specific relationship of corporate performance to executive compensation, with respect to compensation reported in this proxy statement for fiscal 1999.

     The Compensation Committee is currently comprised of three nonemployee directors of the Company, Mr. Marvin A. Davis, Mr. Alfred M. Swiren and Mr. Richard N. Toub. No member of the Compensation Committee has ever been an employee of the Company or any of its subsidiaries. They are not eligible to participate in any of the compensation plans that the Committee administers except they are eligible to receive automatic, non-discretionary annual awards of stock options under the Company's 1995 Stock Option Plan. The Compensation Committee has overall responsibility to review, monitor and recommend compensation plans to the Board of Directors for approval. In reviewing and approving executive compensation for key executives other than Mr. Michael H. Bernstein, the Committee reviews recommendations from Mr. Bernstein. Mr. Bernstein's compensation is determined by the Committee.

POLICY AND OBJECTIVES

     The fundamental philosophy of the compensation program of the Company is to motivate executive officers to achieve short-term and long-term goals through incentive-based compensation and to provide competitive levels of compensation that will enable the Company to attract and retain qualified executives.

     The Company's executive compensation program consists primarily of three components. Of the three, only base salary is fixed. The other two components are incentive-based. The Executive Incentive Bonus Plan ("EIBP") provides short-term incentives based upon the Company's annual operating results while the Company's 1995 Stock Option Plan provides long-term incentives. Since the structure of the Company's executive officers compensation is weighted more heavily toward incentive-based compensation, total compensation will usually be above average with higher operating results and below average when operating results are poorer.

     A key objective of the Compensation Committee is to assure that the Company's executives' total compensation is competitive. To this end, the Company receives and reviews executive compensation surveys and provides this information to the Committee. These surveys confirm that, while the total compensation of the Company's executives in fiscal 1999 was below average, historically, total compensation has been about average when compared with equivalent jobs with industrial employers of comparable size.

SHORT-TERM COMPENSATION

  Base Salary

     The Committee sets the base salary for each executive officer, including the President and Chief Executive Officer, at amounts below the average base salary for equivalent jobs with other industrial employers. Although base salary is reviewed annually by the Committee, adjustments are infrequent. The Committee believes this policy is consistent with the overall Company philosophy as set forth above.

  Short-Term Incentives

     The Company's EIBP provides the Company's executive officers with an opportunity for significant short-term incentive compensation based upon the Company's operating results for the fiscal year. The maximum amounts potentially realizable by the eligible executive officers are well above median bonuses applicable to equivalent jobs with other industrial employers. This is intended to offset the fact that executive officers' base salaries are below average, thereby providing significant incentive with respect to short-term operating results.

     Under the EIBP, the Committee meets annually to set goals and establish formulae, based upon numerous factors, including the Company's projected operating results. The formulae are generally progressive, meaning that lower levels of profitability by the Company result in a lower proportion of incentive compensation to pretax income than do higher levels of profitability. The Committee has reserved the right to alter the formulae at any time to reflect changing conditions.

     The total short-term compensation which includes base salary and bonuses under the EIBP provides the executive officers of the Company the opportunity to be compensated at levels similar to, or as operating results are more positive, in excess of equivalent jobs with other industrial employers at moderate levels of corporate financial performance. The Company's earnings in fiscal 1999 were below the minimum level required to earn incentive compensation, and therefore bonuses were not earned under the EIBP. However, the Committee did determine to grant a bonus outside of the EIBP to Mr. Chittum in the amount of $25,000. In addition Mr. Mattera was granted a one-time signing bonus of $75,000 upon joining the Company.

LONG-TERM COMPENSATION

     The Company's compensation program includes long-term compensation in the form of periodic grants of stock options. The granting of stock options is designed to link the interests of the executives with those of the shareholders as well as to retain key executives. Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Stock options are tied to the future performance of the Company's stock and will provide value only if the price of the Company's stock increases after the stock option becomes exercisable and before the stock option expires.

     Long-term compensation is offered only to those key employees who can make an impact on the Company's long-term performance.

COMPENSATION PAID TO THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee meets annually to evaluate the performance of the Chief Executive Officer. The compensation paid in fiscal 1999 to Mr. Michael
H. Bernstein, the Company's Chief Executive Officer, was based on the factors generally applicable to compensation paid to executives of the Company as described in this Report.

     In reviewing Mr. Bernstein's short-term incentive compensation, the Committee reviews and considers Mr. Bernstein's recent performance, his achievements in prior years, his achievement of specific short-term goals and the Company's performance in that fiscal year. Mr. Bernstein's base salary and bonus formula for fiscal 1999 were approved based on this review process. Mr. Bernstein's bonus formula, which was based on the Company's operating results for fiscal 1999, resulted in no bonus earned for fiscal 1999.

     Additionally, Mr. Bernstein's long-term compensation was determined by considering such factors as the overall long-term goals of the Company, performance trends, potential stock appreciation and actual performance, taking into consideration factors and conditions which affected that performance, both positively and negatively.

TAX COMPLIANCE POLICY

     Certain provisions of the federal tax laws enacted in 1993 limit the deductibility of certain compensation for the Chief Executive Officer and the additional four executive officers who are highest paid and employed at year end to $1 million per year each. This provision has had no effect on the Company since its enactment because no officer of the Company received as much as $1 million in applicable remuneration in any year. Nonetheless, the presence of non-qualified stock options make it theoretically possible that the threshold may be exceeded at some time in the future. In such a case, the Company intends to take the necessary steps to conform its compensation to qualify for deductibility. Further, the Committee intends to give strong consideration to the deductibility of compensation in making its compensation decisions for executive officers in the future, balancing the goal of maintaining a compensation program which will enable the Company to attract and retain qualified executives while maximizing the creation of long-term shareholder value.

                                          Respectfully submitted:

                                          Marvin A. Davis
                                          Alfred M. Swiren
                                          Richard N. Toub

CASH COMPENSATION OF DIRECTORS

     For the fiscal year ending March 28, 1999, no employee director of the Company was paid additional compensation as a member of the Board of Directors. Each nonemployee director of the Company is paid $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended which is held on a date other than the date of a Board meeting. Each nonemployee director is reimbursed for all expenses incurred in connection with service on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Davis, Swiren and Toub. There were no Compensation Committee interlocks.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1999 and Forms 5 and amendments thereto with respect to fiscal 1999, to the best of the Company's knowledge, no other reports were required during the fiscal year ended March 28, 1999 and all filing requirements applicable to directors, officers or greater than ten percent (10%) shareholders of the Company required by Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") were filed on a timely basis.

       PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION PLAN

     On June 29, 1999, the Board of Directors of the Company (the "Board") adopted an amendment to the Company's 1995 Stock Option Plan (the "Plan"), subject to approval by the shareholders of the Company. The proposed amendment to the Plan will (i) increase the maximum number of shares of Common Stock that may be issued under the Plan by 430,000 shares (from 1,500,000 shares to a total of 1,930,000 shares), (ii) impose an annual limit on the number of shares subject to options granted to any one employee, (iii) permit options issued under the Plan to be transferred to members of the optionee's family, family trusts or similar entities, and (iv) conform the Plan to reflect amendments to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The provisions of the Plan as amended are summarized below. A copy of the Plan as amended is attached as Annex A.

GENERAL

     The purpose of the Plan is to advance the interests of the Company and its shareholders by affording selected employees and nonemployee directors an opportunity to acquire or increase their proprietary interests in the Company through the exercise of options to purchase Common Stock ("Options"). Options granted to employees may be either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code ("Incentive Stock Options") or nonstatutory stock options ("Nonstatutory Stock Options"). All options granted to nonemployee directors will be Nonstatutory Stock Options. Key employees selected by the Committee (as hereinafter defined) and nonemployee directors are eligible to participate in the Plan. The Company granted options to approximately 175 employees in fiscal 1998 and the Company estimates that options will be granted to approximately the same number of employees in fiscal 1999.

SHARES AVAILABLE UNDER THE PLAN

     Subject to adjustment as provided under the Plan, the maximum number of shares of Common Stock that may be issued and sold pursuant to the exercise of Options under the Plan as amended is 1,930,000 shares. The maximum number of shares of Common Stock that may be subject to options granted to any one employee in a calendar year is 100,000 shares. Shares issued under the Plan may be either authorized but unissued shares or shares issued and reacquired by the Company.

ADMINISTRATION

     The Plan will be administered by a committee of members of the Board (the "Committee"). To the extent required under Rule 16b-3 under the Exchange Act, the Committee will consist solely of the entire Board or two or more nonemployee directors as described in Rule 16b-3.

ELIGIBILITY

     Key employees of the Company and its subsidiaries may be selected by the Committee to receive Options under the Plan. In addition, nonemployee directors of the Company will be eligible for nondiscretionary grants of Options as described below under the heading "Awards of Options to Nonemployee Directors."

AWARDS OF OPTIONS TO EMPLOYEES

     Subject to the terms of the Plan, the Committee will have the discretion to determine which employees will receive Options, the number of shares subject to each Option and the other terms and conditions of each Option. Each Option granted to an employee will be evidenced by a written stock option agreement setting forth the terms of the Option.

     The per share Option price of an Incentive Stock Option must be equal to or greater than the fair market value of the Common Stock on the date the Option is granted. The per share Option price of a Nonstatutory Stock Option may be less than the fair market value of the Common Stock on the date the Option is granted.

     The period during which an Option may be exercised will be determined by the Committee, but an Incentive Stock Option may not be exercisable more than 10 years from the date of grant (5 years in the case of an Option granted to an employee considered to own more than 10 percent of the voting stock of the Company). The Committee may provide that an Option shall become exercisable in installments and further condition an Optionee's right to exercise all or a portion of the Option. Unless otherwise provided in the stock option agreement, an Option will become immediately exercisable in full upon a Change in Control of the Company (as defined in the Plan).

     If an optionee terminates employment with the Company or a subsidiary for any reason, other than death or disability, the unexercised portion of the Option will immediately terminate unless the Committee provides in the stock option agreement that the Option will remain exercisable after such termination (but only to the extent of the number of shares with respect to which the Option was exercisable at the date of termination). A stock option agreement may not provide for the extension of an Option beyond the earlier of the expiration date specified in the agreement or 90 days beyond the date of termination.

     If an employee dies or becomes disabled while employed by the Company, the Option will become immediately exercisable in full (unless otherwise specified in the stock option agreement) and may be exercised within 1 year following the date of the optionee's death or disability, or any shorter period specified in the stock option agreement.

     Options may be exercised by payment of the Option price in cash, by delivery of nonforfeitable shares of Common Stock owned by the optionee for at least 6 months and having a fair market value at the time of exercise equal to the Option price, or a combination of cash and shares of Common Stock.

     An Option may not be transferred by an employee other than by will or the laws of descent and distribution, except that the Committee may expressly provide in a Nonstatutory Stock Option (or amendment thereto) that the optionee may transfer the Option to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all of the beneficial owners are such family members, or any other entity affiliated with the optionee that the Committee may approve.

AWARDS OF OPTIONS TO NONEMPLOYEE DIRECTORS

     On the first business day following each annual meeting date, each individual who is serving as a director and who is not an employee of the Company will automatically be granted an Option to purchase 2,000 shares of Common Stock. Nonemployee directors are not eligible to receive any other awards under the Plan.

     The Option price per share for each Option granted to a nonemployee director will be equal to the fair market value of the Common Stock on the date of grant. Each such Option will first become exercisable with respect to one-third of the shares subject to the Option on each of the first three anniversary of the date of grant and will expire on the fifth anniversary of the date of grant. However, in the event of a Change in Control of the Company, the Option will become immediately exercisable in full.

     If a nonemployee director terminates membership on the Board for any reason, an Option held by the director on the date of termination may be exercised only to the extent that the Option was exercisable on the date of such termination and will expire on the earlier of the expiration of the period of exercisability stated in the Option or 90 days beyond the date of the nonemployee director's termination of service on the Board.

     Option rights may be exercised by a nonemployee director by payment of the Option price in cash, shares of Common Stock previously owned by the director for at least 6 months, or a combination of both.

     No Option may be transferred by a nonemployee director other than by will or the laws of descent and distribution.

LSARS

     Each Option granted to a nonemployee director and, unless otherwise determined by the Committee, each Option granted to an employee will include a limited stock appreciation right ("LSAR") relating to the number of shares of Stock subject to the Option. An LSAR will be exercisable only upon a Change in Control of the Company (as defined in the Plan).

     For each share of Stock with respect to which an LSAR is exercised, an optionee will be entitled to a cash payment from the Company equal to the difference between the Option price per share and the greater of the highest price per share of Common Stock paid in the Change of Control and the highest market price of a share of Common Stock during the 60-day period immediately preceding the Change in Control. The exercise of an LSAR with respect to a number of shares of Common Stock will result in the cancellation of the related Option with respect to that number of shares, and the exercise, termination or cancellation of an Option with respect to a number of shares of Common Stock will result in the cancellation of the related LSAR with respect to that number of shares.

     An LSAR generally will be exercisable only during the 60-day period following a Change in Control. However, if an LSAR held by an optionee who is subject to Section 16 of the Exchange Act becomes exercisable prior to the expiration of 6 months following the date on which it is granted and the exercise of the LSAR could subject optionee to liability under Section 16(b) of the Exchange Act, then the LSAR will also will be exercisable for an additional 60-day period following the expiration of such 6-month period. An LSAR will be exercisable only to the extent that the related Option is exercisable.

ADJUSTMENTS

     In the event of stock dividends, stock splits, combinations of shares, recapitalizations and other changes in capital structure, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants or similar events, the Committee will have the authority to make adjustments to prevent dilution or enlargement of the rights of optionees. The Committee may adjust the number of shares subject to each outstanding Option, the Option price thereunder and the number and kind of shares subject to the Option. The Committee may also adjust the maximum number of shares that may be issued under the Plan and the number of shares subject to Options automatically granted to nonemployee directors. The Committee may also provide in substitution for any or all outstanding Options such alternative consideration as it may in good faith determine to be equitable, or it may provide that the Optionee will be entitled to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or similar transaction.

TAX CONSEQUENCES TO PARTICIPANTS

     Nonstatutory Stock Options. In general, no income will be recognized by an optionee at the time of grant of a nonstatutory stock option. At exercise, the optionee will recognize ordinary income in an amount equal to the difference between the Option price paid for the shares and the fair market value of the shares at the date of exercise. Upon a sale of the shares, appreciation (or depreciation) after the exercise will be treated as short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. An optionee generally will not recognize income upon the grant or exercise of an Incentive Stock Option. If no disqualifying disposition of the shares is made within 2 years after the date of grant of the Option or within 1 year after the exercise of the Option, then upon the sale of the shares, any amount realized in excess of the Option price will be taxed to the optionee as long-term capital gain, and any loss sustained will be long-term capital loss.

     If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to either of the holding periods described above, the optionee generally will recognize ordinary income in the year of disposition equal to the amount of the excess (if any) of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of such shares in a sale or exchange) over the Option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

     LSARs. No income will be recognized by an optionee in connection with the grant of an LSAR. When the LSAR is exercised, the participant normally will recognize ordinary income in an amount equal to the amount of cash received.

TAX CONSEQUENCES TO THE COMPANY

     To the extent that an optionee recognizes ordinary income in circumstances described above, the Company will be entitled to a corresponding deduction, provided, among other things, that such income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment."

NEW PLAN BENEFITS

     The following table reflects the Nonstatutory Options that will be granted to the members of the Board elected on the Meeting Date.

                               NEW PLAN BENEFITS

NAME AND POSITION                                         DOLLAR VALUE ($)    NUMBER OF UNITS GRANTED
-----------------                                         ----------------    -----------------------
Non-Executive Director Group............................            *              8,000 shares

---------------

* Options are exercisable at fair market value on the date of grant and do not have a readily ascertainable value. The fair market value of the Common Stock as of September 30, 1999 was $3.00.

RECOMMENDATION

     The Board believes that the approval of the amendment to the Plan is in the best interests of the Company and the shareholders because the amended Plan will enable the Company to provide competitive equity incentives to key employees and directors to enhance the profitability of the Company and to increase shareholder value.

     THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for its fiscal year ending April 2, 2000. This selection will be made later in the year by the Company's Board of Directors, based upon the recommendations of the Audit Committee. The current members of the Audit Committee are Ms. Shivers and Messrs. Davis, Swiren and Toub.

     Deloitte & Touche LLP has served as the Company's auditors since 1983. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in the fiscal year ended March 28, 1999 included the examination of the Company's consolidated financial statements, services related to filings with the Securities and Exchange Commission (the "SEC") and consultation with respect to various tax matters. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at the Company's Annual Meeting of Shareholders in the year 2000 (the "2000 Annual Meeting"), currently intended to be held in August 2000, may do so by following the procedures prescribed in the Company's Restated Articles of Incorporation (the "Articles") and in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company's 2000 proxy statement, shareholder proposals must be received at the Company's principal executive offices at 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328 no later than April 1, 2000. The Company's Articles provide that shareholders desiring to nominate persons for election to the Board of Directors or to bring any other business before the shareholders at an annual meeting must notify the Secretary of the Company thereof in writing and such notice must be delivered to or received by the Secretary no later than 90 days nor less than 60 days prior to such meeting. Such notice must include:
(a) the name and address of the shareholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed; (b) the class and number of shares of the Company's capital stock that are owned beneficially by such shareholder;
(c) if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder; and (d) such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors. While the Board will consider shareholder proposals, the Company, however, reserves the right to omit from the Company's 2000 proxy statement shareholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

                                 MISCELLANEOUS

     Management does not know of any other matters to come before the meeting. If any other matters properly come before the Annual Meeting, however, it is the intention of the persons designated as Proxies to vote in accordance with their best judgment on such matters.

                                 ANNUAL REPORT

     The Company's 1999 Annual Report to Shareholders is enclosed with this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1999, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations, Crown Crafts, Inc., 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia 30328.

                                    ANNEX A

                               CROWN CRAFTS, INC.

                         AMENDED 1995 STOCK OPTION PLAN

                                   ARTICLE I

                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

          (a) "Annual Meeting Date" shall mean the date of the annual meeting of the shareholders of the Company at which the directors are elected.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Change in Control" shall mean the occurrence of any of the following:

             (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than two-thirds of the combined voting power of the then-outstanding securities of such other corporation or person immediately after such transaction are held in the aggregate by the holders of the then-outstanding securities entitled to vote generally in the election of directors (the "Voting Stock") of the Company immediately prior to such transaction;

             (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and as a result of such sale or transfer, less than two-thirds of the combined voting power of the then-outstanding voting securities of such other corporation or entity immediately after such sale or transfer are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

             (iii) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

             (iv) There is a report filed on Schedule 13D or Schedule 14D-1 under the Exchange Act (or any successor schedule, form, report or item therein), disclosing that any person (as the term "person" is used in
        Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined under Rule 13d-3 or any successor rule) of securities representing 20% or more of the combined voting power of the Voting Stock of the Company;

             (v) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in, or in response to, Form 8-K or Schedule 14A (or any successor schedule, form or report) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

             (vi) If during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least two-thirds thereof; provided, however, that for such purposes each director who is first elected, or first nominated for election by the Company's shareholders, by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period;

             (vii) Notwithstanding the foregoing provisions of paragraphs (iv) or (v) above, a Change in Control shall not be deemed to have occurred for purposes of paragraphs (iv) or (v) solely because

        (a) any entity in which the Company, directly or indirectly, beneficially owns 50% or more of the voting securities of such entity (an "Affiliate"), (b) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate or (c) any group whose beneficial ownership includes Voting Stock owned of record or beneficially, directly or indirectly, by Philip Bernstein, his spouse or his lineal descendants, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 30% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership;

             (viii) Notwithstanding the foregoing paragraphs (i) through (vi) above, solely with respect to Options granted under Article VI to Employees (and not with respect to any Option granted to a Nonemployee Director under Article VII) a Change in Control shall not be deemed to have occurred if so determined by a vote of a majority of the directors described in paragraph (vi) above prior to an event described in paragraph (i) through (iii) or within 90 days after the occurrence of an event described in paragraph (iv) or (v) above.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. To the extent required under Rule 16b-3 under the Exchange Act, the Committee shall consist either of the entire Board or two or more "Non-Employee Directors" as defined in Rule 16b-3.

          (f) "Company" shall mean Crown Crafts, Inc., a Georgia corporation.

          (g) "Disabled Person" shall mean an Employee who, as determined by a licensed physician acceptable to the Committee and evidenced by a certificate to the Company, is completely unable to engage in the Employee's regular occupation by reason of any physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve
     (12) months; provided, the determination of the Committee in its sole discretion as to the classification of an employee as a Disabled Person shall be final.

          (h) "Effective Date" shall mean June 29, 1999, the effective date of the Plan as amended. The original effective date of the Plan was May 13, 1995.

          (i) "Employee" shall mean any common law employee of the Company or any of its Subsidiaries who is determined by the Committee to be a "key employee" of the Company or such Subsidiary.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" shall mean the fair market value of the Stock as determined by the Committee for the date in question. If the Stock is listed on a national securities exchange, the fair market value per share of Stock shall be not less than 100% of the closing price of the Stock on such national securities exchange on such date. If the Stock is listed on a national securities exchange but no sales of shares of Stock occurred thereon on such date, the fair market value per share of Stock shall be not less than 100% of the closing price of the Stock on the closest date preceding such date. If the Stock is not listed on a national securities exchange, the fair market value of the Stock shall be determined by the method or procedures as established from time to time by the Committee.

          (l) "Incentive Stock Option" shall mean an option to purchase any stock of the Company, which option complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

          (m) "LSAR" shall mean a limited stock appreciation right granted pursuant to Article VIII of the Plan.

          (n) "Nonemployee Director" shall mean a member of the Board of Directors who is not an Employee at the time of grant of an Option.

          (o) "Nonstatutory Stock Option" shall mean an option to purchase any stock of the Company, which option does not qualify for treatment as an Incentive Stock Option under Section 422 of the Code but instead is subject to tax under Section 83 of the Code.

          (p) "Option" shall mean either an Incentive Stock Option or a Nonstatutory Stock Option granted to an Employee or Nonemployee Director pursuant to the Plan.

          (q) "Optionee" shall mean an Employee or Nonemployee Director to whom an Option has been granted hereunder.

          (r) "Plan" shall mean the Crown Crafts, Inc. 1995 Stock Option Plan, the terms of which are set forth herein.

          (s) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act (or any successor rule to the same effect) as in effect from time to time.

          (t) "Stock" shall mean the $1.00 par value common stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class or series of stock or other securities of the Company or some other corporation, such other stock or securities.

          (u) "Stock Option Agreement" shall mean a written document evidencing an Option grant by the Company to the Optionee under which the Optionee may purchase Stock under the Plan.

          (v) "Subsidiary" shall mean any corporation in which the Company owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of grant of any Option.

          (w) "Ten Percent Shareholder" shall mean any person who, as of the date an Option is granted to such person, owns or is considered to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company. For this purpose, a person shall be considered to own (i) the stock owned, directly or indirectly, by or for such person's brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants; and (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein.

                                   ARTICLE II

                                    THE PLAN

     2.1 Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording selected Employees and Nonemployee Directors an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options to purchase Stock in the Company.

     2.2 Effective Date. The Plan as amended shall become effective on the Effective Date, subject to the approval by the holders of a majority of the shares of stock of the Company represented at a meeting and entitled to vote thereon within 12 months after the Effective Date.

     2.3 Termination Date. Subject to Section 2.2 hereof, the Plan shall terminate and no further Options shall be granted hereunder upon the 10th anniversary of the Effective Date.

                                  ARTICLE III

                                  PARTICIPANTS

     Employees and Nonemployee Directors shall be eligible to participate in the Plan. The Committee may grant Options to any Employee as it may determine from time to time in its sole discretion. In addition,

Nonemployee Directors shall be awarded Options on a nondiscretionary basis as provided in Article VII hereof.

                                   ARTICLE IV

                                 ADMINISTRATION

     4.1 Duties and Powers of Committee.

     (a) The Plan shall be administered by the Committee. The Board may from time to time remove members from, or add members to, the Committee and shall fill any vacancy on the Committee. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The determination of the Committee on the matters referred to in this Section 4.1 shall be conclusive.

     (b) Subject to the express provisions of the Plan, the Committee shall have the discretion and authority to determine to whom from among the Employees an Option will be granted, the time or times at which each Option granted to an Employee may be exercised, the number of shares of Stock subject to each such Option and the terms and conditions of each such Stock Option Agreement. Subject to the express provisions of the Plan, the grant of an Option by the Committee shall be final and shall not be subject to approval by any other party. Notwithstanding the foregoing or anything in the Plan to the contrary, the Committee shall not exercise discretion with respect to grants of Options to Nonemployee Directors or the terms and conditions of Stock Option Agreements with Nonemployee Directors, which shall be subject to Article VII hereof.

     (c) Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and requirements relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     (d) No member of the Board or the Committee shall be liable to any person for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4.2 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all the members of the Committee shall constitute the action of the Committee.

                                   ARTICLE V

                        SHARES OF STOCK SUBJECT TO PLAN

     5.1 Limitations.  Subject to adjustments pursuant to the provisions of
Section 5.2 hereof, (i) the maximum number of shares of Stock that may be issued and sold pursuant to the exercise of Options hereunder shall not exceed 1,930,000 shares of Stock, and (ii) the maximum number of shares of Stock subject to Options granted to any one Employee in a calendar year shall not exceed 100,000 shares of Stock. The grant of an LSAR shall not reduce the number of shares of Stock that may be issued and sold hereunder. Shares of Stock subject to an Option may be either authorized but unissued shares or shares issued and reacquired by the Company. If outstanding Options granted hereunder shall terminate or expire for any reason without being wholly exercised, the shares of Stock allocable to any unexercised portion of such Option may again be the subject of an Option granted under the Plan.

     5.2 Adjustments. In the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction having an effect similar to any of the foregoing:

          (a) The Committee may make or provide for such adjustments in the number of shares of Stock subject to each outstanding Option, the Option price applicable to such Option and the kind of shares covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees;

          (b) The Committee may make or provide for such adjustments in the number of shares specified in Sections 5.1 and 7.2 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect such transaction or event; and

          (c) The Committee may provide in substitution for any or all outstanding Options such alternative consideration as the Committee may in good faith determine to be equitable under the circumstances, or it may provide that the Optionee will be entitled to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction having a similar effect.

     Notwithstanding the foregoing, (i) any adjustments or amendments to Incentive Stock Options under this Section 5.2 shall, if determined by the Committee, be made in accordance with Section 424(a) of the Code so as to preserve the status of such Options as incentive stock options under Section 422 of the Code, and (ii) Nonstatutory Stock Options subject to grants or previously granted to Nonemployee Directors at the time of any such event described in this
Section 5.2 shall be subject only to such adjustment as shall be necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of the Option.

                                   ARTICLE VI

                       OPTIONS TO BE GRANTED TO EMPLOYEES

     6.1 General. The provisions of this Article VI shall apply to Options granted by the Committee to Employees and, except as expressly set forth in
Article VII, shall not apply to Options granted to Nonemployee Directors.

     6.2 Option Grant. Each Option granted hereunder to an Optionee shall be evidenced by minutes of a meeting of the Committee or the written consent of the Committee, and by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. As to each such grant hereunder, the terms of the Option, including the Option's duration, time or times of exercise, and exercise price shall be stated in the Stock Option Agreement. The Stock Option Agreement shall clearly identify whether the Options granted are Incentive Stock Options or Nonstatutory Stock Options. If an Incentive Stock Option and a Nonstatutory Stock Option are issued together, the right of the Optionee to exercise or surrender one such Option shall not be conditioned on the surrender of, or failure to exercise, the other Option. The terms and conditions of each Stock Option Agreement shall be consistent with the Plan, and in the event of any inconsistencies between the Plan and any Stock Option Agreement, the terms of the Plan shall control.

     6.3 Optionee Limitations. To the extent that the aggregate Fair Market Value of stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other Incentive Stock Option plans of the Company) exceeds $100,000, such options shall be treated as Nonstatutory Stock Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 6.3, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

     6.4 Option Price. The per share Option price of the Stock subject to each Incentive Stock Option shall be equal to the Fair Market Value of the Stock on the date the Option is granted; provided, the Option price of the Stock subject to any Incentive Stock Option granted to a Ten Percent Shareholder shall be equal to at least 110% of the Fair Market Value of the Stock. The per share Option price of the Stock subject to each Nonstatutory Stock Option shall be determined by the Committee, and may be less than Fair Market Value on the date the Option is granted.

     6.5 Exercise Period. The period of the exercise of each Option shall be determined by the Committee, but in no instance shall the exercise period for an Incentive Stock Option exceed 10 years (5 years in the case of an Option granted to a Ten Percent Shareholder) from the date of grant of the Option. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

     6.6 Acceleration Upon Change in Control. Unless otherwise determined by the Committee and set forth in the Stock Option Agreement, each Option shall become fully and immediately exercisable upon the occurrence of a Change in Control, provided that the Optionee is employed by the Company or a Subsidiary on the date of such Change in Control. Notwithstanding the foregoing, if an Employee exercises an LSAR following an event described in paragraph (iv) or (v) of the definition of Change in Control contained in Article I hereof, the exercise of any portion of the Option which would not, except to the extent that such event constitutes a Change in Control, then be exercisable shall not be effective until the expiration of the 90 day period following such event. If the directors determine that the event did not constitute a Change in Control in accordance with paragraph (viii) of such definition, the exercisability of the Option shall not be accelerated.

     6.7 Option Exercise. Unless otherwise provided in the Stock Option Agreement, an Option shall be exercisable in whole or in part at any time and from time to time prior to expiration of the Option. The Committee shall have the authority in its sole discretion to prescribe in any Stock Option Agreement that the Option may be exercised in installments during the term of the Option and to further condition an Optionee's right to exercise all or any portion thereof.

          (a) An Option may be exercised at any time and from time to time during the term of the Option as to any or all full shares of Stock that have become purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that are purchasable are fewer than 100 shares. An Option shall be exercised by written notice of exercise of the Option with respect to a specified number of shares of Stock delivered to the Company at its principal office.

          (b) The Option price for the number of shares of Stock with respect to which the Option is being exercised shall be paid in full in cash or check acceptable to the Company, and the Company shall not be required to deliver certificates for such shares until such payment has been made; provided, in lieu of cash funds, an Optionee may, to the extent permitted by the Stock Option Agreement at the date of grant, exercise the Option in whole or in part (i) by tendering to the Company nonforfeitable shares of Stock owned by the Optionee for at least 6 months and having a Fair Market Value equal to the Option price applicable to the Option, or a combination of cash and shares or (ii) by deferred payment from the proceeds of sale through a broker of some or all of the shares of Stock to which the exercise relates. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued or transferred to the Optionee upon the exercise of the Option.

          (c) In addition to and at the time of payment of the Option price, the Optionee shall pay to the Company in cash or check acceptable to the Company the full amount of any federal, state or local withholding or other employment taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of such exercise. To the extent permitted by the Committee at the time of exercise, any withholding obligation may be satisfied by relinquishment of that number of the shares of Stock with respect to which the Option is being exercised having a Fair Market Equal to the required withholding, or a combination of cash and shares. In addition, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Optionee, upon such terms and conditions as the Committee shall prescribe.

     6.8 Nontransferability of Option. Notwithstanding any limitation herein with respect to the transfer or assignment of this Option, an Optionee may transfer an Option to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Optionee that may be approved by the Board. Subsequent transfers of the Option shall be prohibited except in accordance with this provision. All terms and conditions of the Option, including provisions relating to the termination of the Optionee's employment or service with the Company, shall continue to apply following a transfer made in accordance with this provision.

     6.9 Termination of Service. Except as otherwise provided in Section 6.11 hereof, in the event of termination of the employment of an Optionee by the Company or a Subsidiary for any reason, including retirement, any Option held by the Optionee, to the extent not theretofore exercised, shall forthwith terminate unless the Committee, in its sole discretion, provides in the Stock Option Agreement that the Option shall be exercisable after such termination (but only to the extent of the number of shares of Stock with respect to which the Option may be exercised at the date of termination of employment), and, provided further, that in no event shall any Stock Option Agreement provide for the extension of the period during which the Option may be exercised beyond the earlier of (i) the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement, or (ii) 90 days from the date of termination.

     6.10 No Right to Employment. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or a Subsidiary or shall interfere in any way with any right the Company or a Subsidiary may have to terminate such person's employment at any time.

     6.11 Death or Disability of Holder of Option. In the event any Optionee dies or becomes a Disabled Person while the Optionee is an employee of the Company or a Subsidiary, any Option created pursuant to the Plan held by the Optionee (i) shall become immediately exercisable in full (unless otherwise specified in the Stock Option Agreement), and (ii) may be exercised by the Optionee or the legatee or legatees under the Optionee's will, or by the Optionee's personal representative or distributees, within 1 year following the date of the Optionee's disability or death, or such shorter period as may be specified in the Stock Option Agreement, but in no event after the expiration of the period of exercisability of such Option as specified in the Stock Option Agreement. If an Option granted hereunder shall be exercised by the personal representative of a deceased, disabled or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.

                                  ARTICLE VII

                 OPTIONS TO BE GRANTED TO NONEMPLOYEE DIRECTORS

     7.1 Nondiscretionary Grants. Each Option granted hereunder to a Nonemployee Director shall be evidenced by a written Stock Option Agreement dated as of the date of grant and executed by the Company and the Optionee. Each such Stock Option Agreement shall include and conform to the terms and conditions set forth in this Article VII, and such other terms and conditions not inconsistent herewith.

     7.2 Annual Grants. On the first business day following each Annual Meeting Date, each Nonemployee Director serving on the Board of Directors on such date shall be granted an Option to purchase 2,000 shares of Stock. Each Option granted to a Nonemployee Director shall include a related LSAR as described in
Article VIII hereof.

     7.3 Option Price. The per share Option price of the Stock subject to each Option granted to a Nonemployee Director shall be equal to the Fair Market Value of the Stock on the date the Option is granted.

     7.4 Exercise Period. Each Option granted to a Nonemployee Director shall first become exercisable with respect to one-third of the number of shares subject to the Option on each of the first three anniversaries of the date of grant and shall expire on the fifth anniversary of the date of grant of the Option. Notwithstanding the foregoing, each Option granted to a Nonemployee Director shall become fully and immediately exercisable upon the occurrence of a Change in Control.

     7.5 Option Exercise. Each Option granted to a Nonemployee Director may be exercised in the manner described in Section 6.7(a) and (b) hereof. Each such Stock Option Agreement shall provide for the exercise of such Option by payment of cash or check or by the tender of shares of Stock in the manner described in
Section 6.7(b) hereof.

     7.6 Nontransferability of Option. Notwithstanding any limitation herein with respect to the transfer or assignment of this Option, a Nonemployee Director may transfer an Option to a spouse or lineal descendant (a "Family Member"), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Nonemployee Director that may be approved by the Board. Subsequent transfers of the Option shall be prohibited except in accordance with this provision. All terms and conditions of the Option shall continue to apply following a transfer made in accordance with this provision.

     7.7 Termination of Membership on the Board. If a Nonemployee Director terminates membership on the Board of Directors for any reason, including death, an Option held by the Optionee on the date of such termination may be exercised in whole or in part (but only to the extent of the number of shares of Stock with respect to which the Option was exercisable at the date of such termination) at any time prior to the earlier of (i) the expiration of the period of exercisability of such Option as specified in Section 7.4, or (ii) 90 days from the date of termination. If an Option granted hereunder shall be exercised by the personal representative of a deceased Nonemployee Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Nonemployee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such personal representative or other person to exercise such Option.

                                  ARTICLE VIII

                       LIMITED STOCK APPRECIATION RIGHTS

     8.1 General. Each Option granted to a Nonemployee Director, and unless otherwise determined by the Committee, each Option granted pursuant to the Plan shall include a limited stock appreciation right ("LSAR") relating to a number of shares of Stock subject to such option. Each LSAR granted hereunder shall be subject to the terms and conditions set forth below:

     8.2 Benefit Upon Exercise. The exercise of an LSAR with respect to any number of shares of Stock shall entitle the Optionee to a cash payment, for each such share, equal to the excess of (a) the greater of (i) the highest price per share of Stock paid in a tender offer, exchange offer or merger occurring in connection with the Change in Control with respect to which such LSAR became exercisable and (ii) the highest Fair Market Value of a share of Stock during the 60 day period immediately preceding such Change in Control over (b) the Option price of the related Option. Such payment shall be paid as soon as practical, but in no event later than the expiration of 5 business days after the effective date of such exercise. The Company shall have the right to withhold from the payment an amount sufficient to satisfy any federal, state or local tax withholding obligations in respect of such exercise.

     8.3 Term and Exercise of LSARs. An LSAR shall be exercisable only during the period commencing on the first day following the occurrence of a Change in Control and terminating on the expiration of 60 days after such date. Notwithstanding the preceding sentence, in the event that an LSAR held by any Optionee who is or may be subject to the provisions of Section 16 of the Exchange Act becomes exercisable prior to the expiration of 6 months following the date on which it is granted and the exercise of the LSAR during such 60-day period could subject the Optionee to liability under Section 16(b) of the Exchange Act, then the LSAR shall also be exercisable during the period commencing on the first day immediately following the expiration of such 6 month period and terminating on the expiration of 60 days following such date. Notwithstanding anything else herein, an LSAR may be exercised only if and to the extent that the Option to which it relates is exercisable.

          (a) The exercise of an LSAR with respect to a number of shares of Stock shall cause the immediate and automatic cancellation of the related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this subsection), with respect to a number of shares of Stock, shall cause the cancellation of the LSAR with respect to an equal number of shares.

          (b) Each LSAR shall be exercisable in whole or in part; provided, no partial exercise of an LSAR shall be for fewer than 100 shares of Stock. The partial exercise of an LSAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

          (c) No LSAR shall be assignable or transferable otherwise than together with its related Option.

          (d) An LSAR shall be exercised only by written notice of exercise served upon the Company specifying the number of shares of Stock in respect of which the LSAR is being exercised and the proposed effective date of exercise. The Optionee may withdraw such notice at any time prior to the close of business on the business day immediately preceding the proposed effective date of exercise.

          (e) Notwithstanding anything to the contrary in this Article VIII, if an Employee exercises an LSAR following an event described in paragraph
     (iv) or (v) of the definition of Change in Control contained in Article I hereof, no payment shall be made to the Employee during the 90 day period following such event. If the directors determine that the event did not constitute a Change in Control in accordance with paragraph (viii) of such definition, the exercise of the LSAR shall be invalid. During this 90 day period, the Employee may withdraw the notice of exercise of the LSAR at any time.

                                   ARTICLE IX

                               STOCK CERTIFICATES

     The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

          (b) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee shall in its discretion deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee shall in its sole discretion determine to be necessary or advisable.

                                   ARTICLE X

                            PURCHASE FOR INVESTMENT

     Except as hereafter provided, the Board may require as a condition of issuance of any shares of Stock pursuant to this Plan that the holder of an Option granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring the shares of Stock acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such shares of Stock shall be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares of Stock being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such shares of Stock, if required by the Company, obtain a prior favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to issuances by the Company so long as the shares of Stock being issued are registered under the Securities Act and a prospectus in respect thereof is current.

                                   ARTICLE XI

                                    LEGENDS

     The Company may endorse such legend or legends upon the certificates for shares of Stock issued upon exercise of an Option granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such shares of Stock, as the Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Company and the Optionee with respect to such shares of Stock, or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of shares of Stock transferred upon exercise of an Incentive Stock Option granted under the Plan.

                                  ARTICLE XII

                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time terminate the Plan, and may at any time and from time to time and in any respect amend or modify the Plan; provided, the Board, without approval of the shareholders of the Company, may not adopt any amendment to the Plan if the amendment would:

          (a) increase the total number of shares of Stock that may be issued pursuant to the Plan except as contemplated in Section 5.2 hereof;

          (b) materially increase the benefits accruing to participants in the Plan; or

          (c) materially modify the requirements as to eligibility for participation in the Plan.

     Provided further, in no event shall any provision of Article VII hereof be amended more than once every 6 months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder, or rules promulgated by the Securities and Exchange Commission.

     Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to affect the price of the shares of Stock purchasable pursuant to any Option theretofore granted under the Plan without the consent of the Optionee or transferee of the Option. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted.

                                  ARTICLE XIII

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees. Any benefits earned or income realized under the Plan shall not be deemed to constitute compensation or income for purposes of any other plan or payroll practice of the Company or any Subsidiary, except as expressly set forth in such other plan or practice.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.1 Plan Binding on Successors. The Plan shall be binding upon the Company, its successors and assigns.

     14.2 Number and Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     14.3 Headings. Headings of articles and sections hereof are inserted for convenience and reference only and constitute no part of the Plan.

     14.4 Applicable Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to the principles regarding conflicts of laws.

     14.5 Restricted Shares. Any and all shares of Stock issued pursuant to this Plan shall be subject to the terms and conditions of any other agreement between the Optionee and the Company with respect to such shares of Stock.

                           (CROWN CRAFTS, INC. LOGO)

                               CROWN CRAFTS, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           CROWN CRAFTS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 11, 1999

   The undersigned shareholder hereby constitutes and appoints each of Michael
H. Bernstein and Roger D. Chittum, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Crown Crafts, Inc. (the "Annual Meeting") to be held on November 11, 1999 at 10:00 a.m., at the Company's headquarters, 1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia, or at any adjournment(s) or postponements thereof, on all matters coming before the Annual Meeting.

   The undersigned instructs said proxies to:

1. Elect the following nominees to the Board of Directors in Class I for three-year terms of office:

   [ ] FOR the nominees listed below                            [ ] WITHHOLD AUTHORITY to vote for the
     (except as marked to the contrary below)                     nominees listed below

                                    CLASS I

               Michael H. Bernstein               Jane E. Shivers

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NAME(S) OF SUCH NOMINEE(S) IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
   IF THIS PROXY IS EXECUTED BY THE UNDERSIGNED IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, THIS PROXY SHALL BE DEEMED TO GRANT SUCH AUTHORITY.
                           (Continued on other side)

                          (Continued from other side)
2. Approval of Amendment to the 1995 Stock Option Plan

                          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE AND FOR THE PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   The undersigned acknowledges the receipt of Notice of the Annual Meeting and Proxy Statement, each dated October 14, 1999 and the Annual Report to Shareholders, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Annual Meeting.

                                             Print Name(s)
                                             -----------------------------------

                                             Signature:
                                             -----------------------------------

                                             Signature if Held Jointly:

                                             -----------------------------------

                                             Dated:                       , 1999
                                               ----------------------------

                                             Please date and sign in the same
                                             manner in which your shares are
                                             registered. When signing as
                                             executor, administrator, trustee,
                                             guardian, attorney or corporate
                                             officer, please give full title as
                                             such. Joint owners should each
                                             sign.